Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8
(Form Type)

Ligand Pharmaceuticals Incorporated
(Exact name of registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share	Rule 457(c) and Rule 457(h)	1,000,000 (2)	$83.33(3)	$83,330,000 (3)	$92.70 per $1,000,000	$7,724.69
Equity	Common Stock, $0.001 par value per share	Rule 457(h)	40,000 (4)	$117.06 (5)	$4,682,400 (5)	$92.70 per $1,000,000	$434.06
Total Offering Amounts					$88,012,400		$8,158.75
Total Fee Offsets (6)							$0
Net Fee Due							$8,158.75

(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock, par value $0.001 (“Common Stock”), of Ligand Pharmaceuticals Incorporated (the “Registrant”) that become issuable under the Registrant’s Ligand Pharmaceuticals Incorporated 2002 Stock Incentive Plan, as amended and restated (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)Represents 1,000,000 shares of Common Stock authorized for future issuance under the Plan.
(3)Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The maximum price per share and maximum aggregate offering price are based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on June 6, 2022, which date is within five business days prior to filing this Registration Statement.
(4)Represents 40,000 shares of Common Stock issuable upon exercise of stock options granted to Kurt Gustafson, Chief Financial Officer of OmniAb, Inc., a subsidiary of the Registrant, pursuant to the Non-Qualified Inducement Stock Option Grant Notice and Stock Option Agreement, dated April 8, 2022 (the “Inducement Option Agreement”).
(5)The proposed maximum offer price per share has been determined pursuant to Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is $117.06 per share, which is the exercise price of options granted under the Inducement Option Agreement.
(6)The Registrant does not have any fee offsets.